UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

516-466-3100

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on June 13, 2018, proposals 1 and 2 presented to stockholders were approved. The proposals are described in detail in our definitive proxy statement dated April 18, 2018. Set forth below is a summary of the proposals and the voting results with respect thereto.

Proposal 1 – Election of Directors

To elect the directors named below for a three year term:

	For	Against	Abstain	Broker Non-Votes
Joseph A. DeLuca	13,208,729	659,484	42,808	3,942,432
Fredric H. Gould	12,607,861	1,261,226	41,934	3,942,432
Leor Siri	13,651,395	216,589	43,037	3,942,432
Eugene I. Zuriff	13,530,723	333,808	46,490	3,942,432

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2018:

For	Against	Abstain
17,642,941	118,919	91,593

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: June 13, 2018	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President –Finance

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